Exhibit 3.65

CERTIFICATE OF FORMATION

ENTERCOM NEW ORLEANS LICENSE, LLC

In compliance with the requirements of the Delaware Limited Liability Company Act, as amended, the undersigned, desiring to organize a limited liability company, hereby certifies as follows:

1. The name of the limited liability company is:

Entercom New Orleans License, LLC.

2. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

3. This Certificate shall be effective immediately upon filing.

I, THE UNDERSIGNED, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, as amended, do hereby make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto signed as of this 27th day of August, 1999.

/s/ Judith T. Kaiser
Judith T. Kaiser
Authorized Person

CERTIFICATE OF AMENDMENT

OF

ENTERCOM NEW ORLEANS LICENSE, LLC

1. The name of the limited liability company is Entercom New Orleans License, LLC (the “Company”).

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

“2. The address of the registered office of the Company in the State of Delaware is 919 North Market Street, Suite 600, Wilmington, Delaware 19801. The name of the registered agent at such address is SR Services, LLC.”

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment the 17th day of July, 2000.

SOLE MEMBER:

ENTERCOM RADIO, LLC

By:	/s/ John C. Donlevie
Name:	John C. Donlevie
Title:	Executive Vice President

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is

Entercom New Orleans License, LLC

2. The Registered Office of the limited liability company in the State of Delaware is

changed to	Corporation Trust Center, 1209 Orange Street

(street), in the City of	Wilmington ,

Zip Code 19801 . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is

THE CORPORATION TRUST COMPANY

By:	/s/ Andrew P. Sutor, IV
Authorized Person

Name:	Andrew P. Sutor, IV, Authorized Person
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